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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

KINTERA, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation or organization)	74-2947183 (I.R.S. Employer Identification No.)
9605 Scranton Road, Suite 240 San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

Securities Act registration statement file number to which this form relates:

333-109169

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of class)

Item 1. Description of Registrant's Securities to be Registered

        The information contained under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-109169) as originally filed with the Securities and Exchange Commission on September 26, 2003, and as subsequently amended (the "Form S-1 Registration Statement") and in the prospectus included in the Form S-1 Registration Statement, which description will be included in the prospectus relating to the Form S-1 Registration Statement to be filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference in response to this item.

Item 2. Exhibits

        The following exhibits are incorporated by reference as part of this Registration Statement:

3.1(1)	Certificate of Incorporation, as amended, of the Registrant
3.2(2)	Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon the closing of the offering covered by the Form S-1 Registration Statement
3.3(1)	Bylaws, as amended, of the Registrant
3.4(2)	Amended and Restated Bylaws of the Registrant, to be effective upon the closing of the offering covered by the Form S-1 Registration Statement
4.1(3)	Specimen Common Stock Certificate

(1)
Filed with Registration Statement on Form S-1 (File No. 333-109169) dated September 26, 2003.

(2)
Filed with Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-109169) dated November 4, 2003.

(3)
Filed with Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-109169) dated December 10, 2003.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 11, 2003
Kintera, Inc.
	By:	/s/ JAMES A. ROTHERHAM, C.P.A. James A. Rotherham, C.P.A. Chief Financial Officer

EXHIBIT INDEX

3.1(1)	Certificate of Incorporation, as amended, of the Registrant
3.2(2)	Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon the closing of the offering covered by the Form S-1 Registration Statement
3.3(1)	Bylaws, as amended, of the Registrant
3.4(2)	Amended and Restated Bylaws of the Registrant, to be effective upon the closing of the offering covered by the Form S-1 Registration Statement
4.1(3)	Specimen Common Stock Certificate

(1)
Filed with Registration Statement on Form S-1 (File No. 333-109169) dated September 26, 2003.

(2)
Filed with Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-109169) dated November 4, 2003.

(3)
Filed with Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-109169) dated December 10, 2003.

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  Item 1. Description of Registrant's Securities to be Registered
  Item 2. Exhibits
SIGNATURE
EXHIBIT INDEX